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                                                                   EXHIBIT 10.20

                                HEALTHEON SERVICE

                      EMPLOYER GROUP DISTRIBUTION AGREEMENT

     This Healtheon Service Employer Group Distribution Agreement ("Agreement") is entered into by and between Healtheon Corporation, a corporation organized under the laws of Delaware, with principal offices at 4600 Patrick Henry Drive, Santa Clara, CA 95954 ("Healtheon"), and Network Management Services, Inc. ("NMS"), effective as of September 30, 1999 (the "Effective Date").

     1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (a). "NMS Accounts" shall mean those customers that entered into a contract with NMS to obtain the Healtheon Service and that are enrolled to access and use the Healtheon Service.

     (b). "Benefits Carriers" shall mean any benefit carrier which is designated by NMS Account and/or NMS to receive enrollment data from NMS.

     (c) "Employee" shall mean an employee of a NMS Account who is eligible for benefits under the terms of a NMS Account's benefit plan who is enabled by NMS and/or NMS Account to access and use the Healtheon Service or whose enrollment or other benefit data is entered into and resides on the System.

     (d). "End User" shall mean any person who is eligible for benefits under the terms of a NMS Account's benefits plan who is enabled by NMS and/or a NMS Account to access and use the Healtheon Service or whose enrollment or other benefit data is entered into and resides on the System.

     (e). "Healtheon Service" shall mean Healtheon's Internet-based benefit enrollment service, as described on Exhibits A-1 and A-2 hereto, as well as all updates, improvements, and modifications thereto. The Healtheon Service may not include new or additional applications, services, or features that may be offered by Healtheon in connection with Healtheon Service in the future.

     (f). "System" shall mean the entire system, including all related hardware and software, now or hereafter developed by or for Healtheon which enables NMS Accounts and End Users to obtain access to, and use of, the Healtheon Service, including all updates, improvements, and modifications thereto.

     2. Licenses.

     (a). Distribution of Healtheon Service. Subject to the terms and conditions of this Agreement, during the Term (as defined herein), Healtheon hereby grants and NMS hereby accepts, a nonexclusive and nontransferable right and license to distribute to NMS Accounts headquartered in North America the Healtheon Service, in each case for the purpose of permitting NMS Accounts to offer the Healtheon Service to End Users. NMS shall not sublicense or otherwise distribute the Healtheon Service except to NMS Accounts and pursuant to a written agreement which contains the provisions substantially in the form set forth in Exhibit B (the "Service Terms"). The written agreement of any NMS Account to the Service Terms may be included as part of the service or administration agreement obtained by NMS from a NMS Account. NMS shall have no right to distribute the Healtheon Service directly to End Users or to distribute the Healtheon Service in any other manner except as expressly stated herein. The Service Terms may be changed by Healtheon upon prior written notice to NMS. NMS agrees to implement the modified Service Terms for prospective or renewal NMS Accounts as soon as possible after such notification, and in no event later than ninety (90) days after Healtheon provides such notice. Implementation of the modified Service Terms for

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existing NMS Accounts shall be mutually agreed to by the parties, with such agreement not to be unreasonably withheld.

     (b). Intellectual Property License. Healtheon hereby grants and NMS hereby accepts, a nonexclusive and nontransferable right and license, exercisable only within the United States and only in conjunction with providing the Implementation Services (as defined in Section 6(b) below), to use all elements of Healtheon's Intellectual Property (as defined in Section 8(a) below) which are necessary in order for NMS to perform the Implementation Services to enable NMS Accounts and their End Users to have access to the Healtheon Service and to perform any related maintenance and support services. NMS shall have no right to use Healtheon's Intellectual Property for any purpose other than limited purpose expressly stated herein.

     3. Restrictions.

     (a). Source Code Restrictions. NMS agrees not to copy, modify, translate, decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine source code from the System, the Healtheon Service and the Intellectual Property pertaining thereto or to create any derivative works based upon the System, the Healtheon Service and/or the Intellectual Property pertaining thereto, and agrees not to permit or authorize anyone else to do so. Notwithstanding the foregoing, Healtheon acknowledges and agrees that this in no way prohibits NMS from independently developing a system, software, application or tool that is similar in feature and functionality to the Healtheon Service without using any of Healtheon's Confidential Information or Intellectual Property. Healtheon acknowledges that NMS asserts that it began a development project that may have included similar features and functionality to the Healtheon Service, and that such project has been suspended. NMS agrees to provide Healtheon with written notice at least thirty (30) days prior to NMS (i) committing resources to develop a Web-based benefits enrollment application or service with a project plan and deliverables; (ii) making a written or oral commitment to an existing or prospective customer that it is developing and/or will provide a non-Healtheon Web-based benefits enrollment application or service; or (iii) communicating in its sales and marketing program or materials that NMS is developing or will provide a non-Healtheon Web-based benefits enrollment application or service. Healtheon has the right to terminate this Agreement immediately upon receipt of such notice or the discovery of any of the foregoing events. Healtheon acknowledges that NMS, on a regular basis, enhances its capabilities to provide employer/broker self-service capabilities to its existing benefits administration systems and that these types of enhancements are not subject to this Section.

     (b). Other Restrictions. NMS shall comply with all applicable laws, rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the Healtheon Service to a governmental agency, and to ensure the inclusion of the appropriate "U.S. Government End Users" notice required by the U.S. Government agencies or other applicable agencies. Each party hereto shall comply with all legal requirements applicable to it with respect to the offering of the Healtheon Service, and access to and use of the Healtheon Service, to NMS Accounts and End Users as contemplated herein.

     (c). Nonsolicitation of Employees. During the Term and for one year thereafter, neither party may solicit or employ, directly or indirectly, the employees of the other party for employment or engagement (as an independent contractor or otherwise) by such party, or otherwise induce or recommend any employee of the other party to terminate their employment with such party.

     4. NMS Training Services and Qualification of NMS Personnel.

     (a). Training Services. If NMS requires additional training sessions, Healtheon will use commercially reasonable efforts to accommodate such requests. The cost of any such additional training is set

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forth in Exhibit A. All travel and living expenses of NMS's personnel to attend any off-site training and/or other start up sessions shall be the responsibility of NMS.

     (b). Qualification of Personnel. NMS shall ensure that (i) the Implementation Services and all other services performed by NMS under this Agreement, including any Legacy Information Systems Integration Services, (collectively, "NMS Services") will be performed by persons who are employees or authorized personnel of NMS, each of whom will have entered into a proprietary rights assignment and confidentiality agreement with NMS; (ii) each person assigned to perform the NMS Services shall have the proper skill, training and background so as to be able to perform the such services in a competent and professional manner; and (iii) all work product and any other materials, documentation and other items delivered under this Agreement shall have been completed in a thorough and professional manner in conformance with any specifications applicable thereto.

     (c). Co-branding of Healtheon Service User Interface. Healtheon agrees that NMS may Co-brand the Healtheon Service with one or more NMS Marks (or the Marks of NMS Accounts), and may market and sell the Co-branded Healtheon Service to NMS Accounts. "Co-branding" means the placement of NMS's trade names, trademarks, logos, service marks, and/or such other business identifiers ("NMS Marks") on certain areas of the Healtheon Service using the Customizer service and on Information Materials. Co-branding shall be subject to the "Healtheon Co-branding Guidelines", which Healtheon may modify from time to time. Except as expressly permitted in this Agreement, NMS shall not delete, remove, or otherwise disable the Healtheon Marks from the Healtheon Service or co-brand the Healtheon Service in any other way. NMS shall not offer NMS Accounts the option of removing the Healtheon Marks from the Healtheon Service, and shall use all reasonable commercial efforts to convince any prospective NMS Account that makes such a request to accept Healtheon's standard co-branding strategy and to communicate the advantages of such strategy. Under special circumstances, Healtheon agrees that it will accommodate a particular NMS Account's demand to remove the Healtheon Marks from the Healtheon Service for that NMS Account if there are compelling business reasons.

     5. Development. NMS may request custom development of the System and the Healtheon Service to meet NMS's particular requirements. Healtheon may, in its sole discretion, provide or agree to perform such custom development work on terms as may be mutually agreed upon by the parties. All such custom development work shall be described in a written Statement of Work ("SOW") signed by authorized representatives of both parties. The SOW shall specify each party's responsibilities, the intellectual property rights with respect to such custom development work, any other special terms applicable to the SOW, and a reference to this Agreement. Unless otherwise agreed to by the parties, NMS will pay Healtheon's then current time and materials rates, plus reasonable and necessary expenses for the custom development work. The terms of this Agreement will apply to the SOW. If there is a conflict between the SOW and this Agreement, the SOW will control.

     6. Implementation of the Healtheon Service at NMS Accounts.

     (a). Initiation of Healtheon Service. NMS shall provide written notice to Healtheon at least ten (10) business days prior to distributing the Healtheon Service to a NMS Account. Such notice shall contain the name of the NMS Account, and the anticipated "go live" date. Healtheon will use commercially reasonable efforts to accommodate any reasonable request made by NMS with respect to the anticipated "go live" date. NMS shall provide Healtheon with assurances that each NMS Account has executed an agreement that contains the Service Terms within thirty (30) business days of the execution of such agreement. Healtheon shall have the right to terminate the Healtheon Service for a NMS Account if NMS does not provide Healtheon with assurance that each NMS Account has executed such agreement within one hundred fifty (150) days of the "go live" date for the NMS Account.

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     (b). Implementation Services. NMS shall be solely responsible for providing and/or coordinating all services necessary to implement the Healtheon Service with the appropriate benefit plan options, including but not limited to Legacy Information Systems Integration described on Exhibit A-4 and customization of the Healtheon Service using Healtheon's Customizer application, at each NMS Account (collectively, the "Implementation Services"). In the event that NMS needs the assistance of Healtheon in performing any such Implementation
Services, then, subject to Healtheon's other commitments and priorities, Healtheon will use commercially reasonable efforts to make appropriate Healtheon personnel available to assist NMS. NMS shall pay Healtheon the fees set forth in Exhibit A for such services, in addition to reimbursement of all reasonable expenses incurred by Healtheon in performing such services.

     (c). Access to the Healtheon Service. Subject to NMS's compliance with the terms of this Agreement, Healtheon will provide each NMS Account and its End Users specified by NMS with access to and use of the Healtheon Service during the term of this Agreement and the "runoff" period described in Section 11(e) below.

     (d). Responsibilities. Additional relative responsibilities of NMS, each NMS Account, and Healtheon, relating to the System, the Healtheon Service, and Implementation Services are set forth in Exhibit C. NMS shall be solely responsible for providing customer support to the NMS Accounts and their End Users, as described in Exhibit C. At the request of NMS, Healtheon may, at its sole discretion, provide customer support directly to NMS Accounts and End Users.

     (e). Enforcement of Service Terms. NMS shall use commercially reasonable efforts to enforce the Service Terms with at least the same degree of diligence used in enforcing its own similar agreements with others. NMS shall be responsible for enforcing the on-line End User agreements for the Healtheon Service ("End User Agreement"), a copy of which is attached hereto as Exhibit B. NMS shall not modify, delete or otherwise remove or disable such End User Agreement, and shall provide reasonable assistance to Healtheon in the enforcement of any such End User Agreement. NMS shall use commercially reasonable efforts to protect Healtheon's intellectual property rights, and NMS shall notify Healtheon of any breach of a material obligation under a Service Terms and/or End User Agreement which comes to the attention of NMS, and will use commercially reasonable efforts to cooperate with Healtheon in any legal action pertaining thereto.

     (f). NMS's Relationship with NMS Accounts. NMS shall have the sole right to charge NMS Accounts for any fees for the Healtheon Service at NMS Accounts, including but not any fees for Implementation Services. Healtheon shall not be allowed to charge or assess any fees directly against any NMS Accounts or End Users unless otherwise agreed to by the parties. NMS's payment obligations under this Agreement are independent of any fee arrangement between NMS and NMS Accounts, and NMS shall pay Healtheon for all fees incurred under this Agreement as set forth herein.

     7. Fees and Payment.

     (a). Fees. NMS will pay Healtheon the fees specified in Exhibit A for the services obtained by NMS (collectively referred to as the "Fees"). The Fees shall be paid as follows:

          (i) Service Fees. NMS will pay Healtheon Service Fees at the rates specified in Exhibit A (the "Service Fees") for providing the NMS Accounts (and all of their End Users) designated by NMS with access to and use of the Healtheon Service. This Service Fee includes the basic support services provided by Healtheon as described in Exhibit A-5. The Service Fee will be computed on a monthly basis based on the number of Employees for each NMS Account eligible to receive the Healtheon Service as of the 15th day of the preceding month. Service Fees shall be due and payable by NMS within thirty
     (30) days after receipt of the invoice, and Healtheon will invoice NMS each month for such Service Fees. An Employee shall be deemed "eligible" for the purposes of calculating the monthly Service Fees when Healtheon enables NMS,

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     NMS Account and/or the Employee to access and use the Healtheon Service.
     Irrespective of the number of actual Employees eligible for the Healtheon Service, NMS agrees that it shall pay to Healtheon at least the minimum Service Fees identified in Exhibit A.

          (ii). Miscellaneous Fees. NMS shall pay Healtheon the Miscellaneous Fees set forth on Exhibit A for the additional implementation, maintenance, and support services which may be provided to NMS, as set forth in Exhibit A (the "Miscellaneous Fees") as compensation for additional services hereafter requested by NMS and provided by Healtheon.

     (b). Changes to the Fees. The Service Fees set forth in Exhibit A may not be changed by Healtheon during the Term of the Agreement. Thereafter, Healtheon may change the Service Fees upon sixty (60) days prior written notice. Healtheon may change all other fees annually during the Term (and any renewal term) upon sixty (60) days prior written notice to NMS, with such fee changes to become effective on January 1 of the applicable calendar year.

     (c). Taxes. All Fees are exclusive of all taxes, duties or levies, however designated or computed, excepting any tax measured on the net income of Healtheon. NMS shall be responsible for and pay all taxes based upon NMS's distribution of the Healtheon Service to NMS Accounts or upon payments due under this Agreement including, but not limited to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed on or in connection with this Agreement, exclusive of taxes based upon Healtheon's net income.

     (d). Records. During the Term and for a period of three (3) years thereafter, NMS shall keep and maintain full, true, and accurate records pertaining to each NMS Account using the Healtheon Service, including the name, address of each NMS Account and containing all data reasonably required for the calculation and verification of the Fees.

     (e) Late Fees. If NMS fails to pay any Fees when due, the unpaid balance of the Fees shall bear interest at the lower of (x) one and one-half percent (1.5%) per month, or (y) the maximum lawful rate.

     8. Proprietary Rights.

     (a). Proprietary Rights. NMS acknowledges and agrees that Healtheon and/or its suppliers own all right, title and interest in the Healtheon Services, the related System, and any invention or confidential or other information contained therein (other than data supplied by NMS, NMS Accounts, Employees or End Users), including, but not limited to all software, in both machine-readable and printed form, and all derivative works thereof other than as may be expressly set forth in a SOW, and any copyrighted material which resides on the System or which is incorporated as part of the Healtheon Services or which is distributed in conjunction therewith, and all related technical know-how and all rights therein, including, without limitation, rights in patents, copyrights, and trade secrets applicable thereto, (collectively, the "Intellectual Property"). Accordingly, NMS hereby assigns and shall assign to Healtheon all right, title and interest it may have in and to the Intellectual Property and all inventions that may be embodied therein, and all copyrights, patent rights, trade secret rights, or other intellectual property rights therein. All right, title and interest in and to the Intellectual Property shall remain in Healtheon and its suppliers. All such Intellectual Property is protected by copyright, trade secret and other intellectual property laws and treaties. NMS may not reverse engineer, decompile, disassemble, modify in any way or create derivative works of the Intellectual Property. NMS shall not knowingly take any actions, to jeopardize, limit or interfere in any manner with Healtheon's ownership of and rights with respect to any Intellectual Property, the Healtheon Service, the System and any related documentation. NMS shall require that each NMS Account agree to the Service Terms. NMS shall have only those rights in and to the Healtheon Service and the related Intellectual Property granted to it pursuant to this Agreement.

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     (b). Trademarks; Proprietary Notices. Healtheon's trademarks or trade names are the property of Healtheon and NMS agrees that it shall not use any of Healtheon's trademarks or trade names without Healtheon's prior written consent. NMS agrees not to register any Healtheon trademarks or trade names without Healtheon's express prior written consent. Subject to the provisions of Section 10(a) relating to private labeling of marketing materials for the Healtheon Service, (i) NMS shall not remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing on or in materials pertaining to the Healtheon Service and the documentation related thereto delivered to NMS by Healtheon, and (ii) Each portion of the Healtheon Service documentation reproduced by NMS shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by Healtheon hereunder, if any.

     (c). Data. Healtheon acknowledges and agrees that NMS and/or its NMS Accounts and/or End Users own all right, title and interest in the data that is entered into the System. Healtheon shall be entitled only to store such data on the System, to enable NMS-designated NMS Accounts and their End Users to access and use the data, and to otherwise use the data in connection with providing the Healtheon Service hereunder, or as otherwise may be agreed to in writing by the parties. Notwithstanding the foregoing, nothing herein shall prohibit Healtheon from using aggregate data for any purpose whatsoever.

     9. Confidential Information.

     (a). Confidential Information. The parties acknowledge that in the course of performing under this Agreement, each party may be exposed to or acquire information, which is proprietary to or confidential to the other party, its suppliers or customers. Any and all such information of one party in any form obtained by the other party or its employees, agents, or representatives in the performance of this Agreement (including but not limited to the Intellectual Property and any and all health care data of End Users) shall be deemed to be confidential and proprietary information of such party. The parties agree to hold such information in strict confidence and in conformance with all applicable legal requirements, to only permit use of such information by its employees and agents having a need to know in connection with performance under this Agreement, and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such information to third parties or to use such information for any purposes whatsoever, without the express written permission of the other party and to advise each of their employees, agents, and representatives of their obligations to keep such information confidential. All such confidential and proprietary information described herein in whatever form is hereinafter collectively referred to as "Confidential Information."

     (b). Exceptions to Confidential Information. Notwithstanding the obligations set forth in Section 9(a), above, the confidentiality obligations of Healtheon and NMS shall not extend to information that (i) was, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party; (ii) the receiving party can demonstrate was known to the receiving party as of the time of its disclosure; (iii) the receiving party can demonstrate was independently developed by the receiving party without use of the Confidential Information; or (iv) the receiving party can demonstrate was subsequently learned from a third party not under a confidentiality obligation to the providing party. In the event that a receiving party is required to disclose certain Confidential Information of a disclosing party pursuant to court order or government authority, the receiving party shall provide reasonable notice to the disclosing party prior to such disclosure and shall cooperate with the disclosing party in an attempt it may make to obtain protection from such disclosure.

     (c). Additional Confidentiality Commitments. Notwithstanding the provisions of this Section 9, neither party shall have the right to disclose the other party's Confidential Information to third parties without written permission from the other party and subject to such party obtaining from such third parties a confidentiality agreement reasonably acceptable to the other party and protecting the Confidential Information

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in accordance with the terms of this Agreement, except as otherwise required by law or legal process. Neither party shall disclose the terms and conditions of this Agreement with any person or entity, without the other party's prior written consent, except for disclosure to such party's employees who have a need to know the terms of this Agreement or as otherwise required by law or legal process. In the event a party is required by law or legal process to disclose the Confidential Information of the other party, it shall provide reasonable notice to the disclosing party prior to such disclosure and shall cooperate with the disclosing party in any attempt it may make to obtain protection from such disclosure.

     10. Marketing.

     (a) Marketing Materials. Healtheon will provide NMS with information materials to use in creating brochure(s) describing the Healtheon Services and the System. NMS may modify such materials to make them consistent with its other material but may not substantially change the content of such materials without Healtheon's prior written approval. NMS may (but is not required to) "co-brand" (i.e., market the Healtheon Service under NMS's own name or brand, as opposed to Healtheon's) the marketing materials in accordance with guidelines to be mutually agreed upon by the parties. Pre-production samples of any advertising, merchandising, promotional or display materials containing all or a portion of the marketing materials or describing the Healtheon Service and/or the System (collectively referred to as "Information Materials") shall be submitted by NMS to Healtheon, for Healtheon's timely approval as to quality, style, appearance, usage of any Healtheon trademarks and accuracy of the information, prior to any actual production, use or distribution of any Information Materials by NMS or on its behalf. Subject to Healtheon's prior written approval, NMS shall have the right to distribute such approved Information Materials to NMS Accounts and End Users.

     (b) Publicity. Any public announcement regarding the parties' relationship and the nature of this Agreement shall be coordinated between the parties and shall be in a form, which is mutually agreeable to the parties.

     11. Term and Termination.

     (a). Term. The initial term of this Agreement (the "Term") shall commence on the Effective Date and shall end on (i) January 31, 2003 unless the parties mutually agree to extend the term ("renewal term"), or (ii) such earlier date upon which this Agreement may be rightfully terminated in accordance with the provisions of this Section 11.

     (b). Default. Subject to the cure periods contained herein, either party has the right to terminate this Agreement if the other party breaches or is in default of any material obligation hereunder, which default is incapable of cure or which, being capable of cure, has not been cured within forty-five (45) days after receipt of notice of such default from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize. In the event NMS breaches Section 2, 3, 8 or 9 of this Agreement, Healtheon may terminate this Agreement upon ten (10) days prior written notice. In the event Healtheon breaches Section 3, 6(g), 8 or 9 of this Agreement, NMS may terminate this Agreement upon ten (10) days prior written notice.

     (c) Right to Terminate with Notice. Each party has the right to terminate this Agreement upon one hundred eighty (180) days prior written notice to the other party. In the event Healtheon terminates this Agreement without cause, the applicable terms and conditions of this Agreement shall continue to apply, at NMS's option, to existing NMS Accounts in accordance with the "runoff" procedures described in Section 11(e) below, provided that NMS remains in material compliance with this Agreement during the runoff period.

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     (d). Insolvency. Either party may terminate this Agreement by written notice to the other, and may regard the defaulting party as in default of this Agreement, if the defaulting party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law, which is not dismissed within sixty (60) days, whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise. Any event described in the immediately preceding sentence shall be deemed a breach of this Agreement that is incapable of cure for purposes of
Section 11.

     (e) Rights and Obligations of the Parties on Termination. Upon the expiration or earlier rightful termination of this Agreement, the provisions of this Agreement shall continue to apply and be enforceable to allow for the orderly runoff of all NMS Accounts and End Users, on a NMS Account basis, until the next annual anniversary or renewal date of such NMS Account's contract with NMS occurring immediately after the expiration or termination of this Agreement but not to exceed twelve (12) months from the effective date of expiration or termination. Upon the expiration or earlier rightful termination of this
Agreement: (i) at the end of the last runoff period, NMS shall forthwith return to Healtheon all papers, materials, and other properties of Healtheon then in its possession or under its control, including but not limited to any elements of the System, the related documentation and any Intellectual Property, including any copies which have been distributed to any third parties; (ii) at the end of each applicable runoff period, Healtheon shall return to NMS all data (in such format and on such media as may be reasonably required by NMS) or other property of NMS, NMS Accounts, Employees or End Users relating to the foregoing, and shall thereafter delete or otherwise destroy any copies of such data and property, except to the extent such information is contained in Healtheon's backup systems, and (iii) thereafter each party shall furnish to the other party an affidavit signed by an officer of such party certifying that, to the best of his or her knowledge, such delivery or destruction has been fully effected. Notwithstanding the foregoing, Healtheon shall not be obligated to provide NMS Accounts access to and use of the Healtheon Service during the applicable runoff periods if NMS defaults on its material obligations under this Agreement and fails to cure such default within fifteen (15) days after such written notice thereof from Healtheon. This Agreement, and each Healtheon Service Agreement and all related End User License Agreements granted hereunder shall terminate upon the effective termination date of this Agreement or at the end of the applicable runoff period, whichever is later.

     (f). Effect on Rights. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement. Within thirty (30) calendar days of termination of this Agreement with respect to any particular NMS Account and following the return of all NMS Account data as aforesaid, NMS shall pay to Healtheon all sums then due and owing. Upon termination of this Agreement (or at the end of applicable runoff periods for NMS Accounts, if any), all licenses for Healtheon Service and Intellectual Property granted under this Agreement shall terminate. The respective rights and obligations of Healtheon and NMS under the provisions of Sections 3(a), 3(b), 6(g), 7, 8, 9, 11, 13, 14 and 15 shall survive any termination of this Agreement.

     (g) Nonsolicitation of NMS Accounts. During the Term of this Agreement, Healtheon agrees that it will not directly solicit or service (other than pursuant to this Agreement) any then currently active NMS Account to access and use the Healtheon Service through a direct contract with Healtheon, instead of through such NMS Account's existing contract with NMS. Nothing herein prohibits Healtheon from providing the Healtheon Service to any NMS Account (active or inactive) through the competitive efforts of another distributor or other third party.

     12. Representations and Warranties.

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     (a). The System and Services. NMS acknowledges that complex computer systems and software, such as the System, and on-line services such as the Healtheon Service are rarely free of defects, perform without interruption and provide complete security, and Healtheon does not warrant the same. However, Healtheon does warrant that during the Term, the System shall function in conformance with the specifications in all material respects and that the Healtheon Service will provide the functions described on Exhibit A-2, excepting only temporary (not to exceed up to four (4) consecutive hours per occurrence) interruptions in service, except for Scheduled Downtime, unavailability excused under Section 16(i) (Force Majeure) or interruptions resulting from problems with the software, hardware, and other equipment of third parties including NMS, NMS Account, or End User. As used herein, "Scheduled Downtime" refers to that period of time when the Healtheon Service is unavailable to End Users to allow Healtheon to perform any necessary maintenance, repair, upgrades, and updates. Healtheon shall, at its sole cost and expense, make all corrections necessary to correct any "High Priority Errors" which cause the System not to function in accordance with the specifications in any material respect and the Healtheon Service to remain unavailable for more than four (4) consecutive hours between 4 a.m. and 6 p.m. PST and Healtheon shall update the System to include any required maintenance modifications as soon as commercially practicable. A "High Priority Error" shall mean an error resulting in a catastrophic failure, system down, data corruption or loss of data, or a major loss of functionality without a known work around. Errors that are not High Priority Errors will be addressed in conformance with assessment, prioritization and scheduling criteria to be mutually agreed upon by Healtheon and NMS. NMS further acknowledges and agrees that certain information which is provided to NMS Accounts and End Users as part of the Healtheon Service is provided by third parties, such as health plans, other Benefits Carriers and the NMS Accounts themselves (the "Third Party Material"), and that Healtheon has not reviewed any such material for its accuracy or appropriateness and Healtheon makes no representations or warranties of any nature whatsoever regarding any Third Party Material and Healtheon assumes no liability of any kind with respect to any Third Party Material.

     (b). Healtheon Ownership. Healtheon represents and warrants (i) Healtheon has full and sufficient rights to grant the rights and license granted to NMS in this Agreement; and (ii) that the elements of the System developed by Healtheon (i.e., excluding third party hardware and software) does not infringe any U.S. issued patent, copyright, trademark or trade secrets or rights of any third party of which, after due inquiry, Healtheon is aware, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, and no such claim is pending against Healtheon or, insofar as Healtheon is aware against any entity from which Healtheon has obtained such rights. Healtheon's sole obligation to NMS, for a breach by Healtheon of the foregoing representations and warranties shall be Healtheon's obligations under Section 13.

     (c). NMS's Services and Warranty. NMS represents and warrants that (i) the Implementation Services and all other NMS Services which relate to the Healtheon Service will be performed by persons who are employees or other authorized and trained personnel, each of whom will have entered into a proprietary rights assignment and confidentiality agreement with NMS; (ii) each person assigned to perform the NMS Services shall have the proper skill, training and background so as to be able to perform such services in a competent and professional manner and (iii) all work product and any other materials, documentation and other items delivered under this Agreement shall have been completed in a thorough and professional manner in conformance with any specifications applicable thereto. NMS further warrants that its provision of the NMS Services hereunder will be in compliance with all applicable laws, rules and regulations. NMS warrants that for a period of one hundred eighty (180) days following each Implementation (or any part thereof) performed by NMS, such Implementation (or any part thereof) shall function in conformance with any applicable specifications and requirements in all material respects. NMS shall, at its expense, make or have an authorized integrator make all reasonable corrections requested by Healtheon or the applicable NMS Account to correct any errors which cause the Implementation to fail to function in accordance with the specifications or requirements in any material respect.

     (d). Compliance with Applicable Laws. NMS acknowledges that the information conveyed through the Healtheon System and Service may constitute confidential or proprietary information of End Users or other persons or entities, and NMS agrees that it (and not Healtheon) is solely responsible at all times for obtaining all End User and any other legally or contractually required consents or permissions necessary or advisable to disclose, transmit and process such information through the Healtheon System and Service. NMS represents and warrants that all information that it or its NMS Accounts and End Users provide through NMS and any consents required for such information shall be in compliance with all applicable laws, rules and regulations and contractual obligations that may now or hereafter govern. NMS further represents and warrants that its offer and sale of the employee benefits enrollment through the Healtheon Service hereunder will be in compliance with all applicable laws, rules and regulations.

     (e). Authority. Healtheon and NMS each hereby represents and warrants to the other that it is duly organized and validly existing under the laws of the jurisdiction in which it is organized, in good standing therein, and has the power to enter into this Agreement and to perform its obligations hereunder and, furthermore, that the performance by it of its obligations under this Agreement has been duly authorized by all necessary corporate or other action and will not violate any provision of law or regulation or of any corporate charter or bylaws.

     (f). Back-up. Healtheon warrants that it shall maintain reasonable safeguards against the destruction, loss and alteration of software and data that is in the possession of Healtheon. In the event that additional safeguards for NMS data are reasonably requested by NMS, Healtheon shall provide such additional safeguards, and NMS shall reimburse Healtheon for any reasonable additional fees and costs incurred by Healtheon. Healtheon, at no additional cost to NMS, shall perform (i) incremental daily backups and (ii) weekly full backup of all NMS and NMS Account data in its possession. In the event of loss of data by Healtheon, Healtheon shall regenerate the lost data at Healtheon's sole cost and expense as soon as practicable within ten (10) business days from notification of the loss.

     (g) Y2K Compliance. Healtheon hereby certifies that it has made reasonable inquiry and investigation into whether the Healtheon Service and System are Year 2000 ("Y2K") Compliant (as defined below) such that the availability and provision of the Healtheon Service will continue in accordance with the requirements of this Agreement into the year 2000. Should Healtheon become aware of any Y2K compliance issue that would or could have a material negative impact on its ability to provide the Healtheon Service as contemplated herein, it shall diligently work to minimize such negative impact on the Healtheon Service and NMS (and its End Users). In case of breach of the foregoing, Healtheon promptly shall correct the problem and provide NMS (and its End Users) with access to and use of a corrected Healtheon Service. "Year 2000 Compliant" means that the ability to calculate and compare date data between the twentieth and twenty-first centuries (including calendar dates for the Leap Year), without impairment in the functioning of the Healtheon Service, when used in accordance with any documentation provided by Healtheon, but only if all associated products, such as hardware, software and firmware, used in combination with the Healtheon Service properly exchange date data with the Healtheon Service and System.

     (h) Representations Regarding the Healtheon Service. NMS represents and warrants that it will not, directly or indirectly, make any representations to any third parties, including NMS Accounts, of the services provided under this Agreement in any manner which is inconsistent with Healtheon's specifications or representations and warranties provided hereunder.

     (i). No Other Representations or Warranties. EXCEPT AS EXPRESSLY PROVIDED HEREIN, HEALTHEON MAKES NO REPRESENTATIONS OR WARRANTIES OF CONDITION OF ANY KIND WHETHER EXPRESS, IMPLIED OR STATUTORY (EITHER IN FACT OR BY OPERATION OF
LAW) WITH RESPECT TO THE HEALTHEON SERVICE, THE SYSTEM AND THE DOCUMENTATION

RELATED THERETO. TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEALTHEON EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. HEALTHEON DOES NOT WARRANT THAT THE HEALTHEON SERVICE, THE SYSTEM OR THE DOCUMENTATION ARE ERROR-FREE OR THAT OPERATION OF THE HEALTHEON SERVICE OR THE SYSTEM WILL BE SECURE OR UNINTERRUPTED AND HEALTHEON HEREBY DISCLAIMS ANY AND ALL LIABILITIES ON ACCOUNT THEREOF EXCEPT FOR SUCH LIABILITIES EXPRESSLY ASSUMED PURSUANT TO THIS AGREEMENT.

     (j). EXCLUSIVE REMEDIES. NMS' EXCLUSIVE REMEDY FOR ANY DEFAULT OR BREACH OF THE WARRANTIES PROVIDED IN SECTIONS 12(a), 12(f), AND 12(g), OR ANY OTHER EXPRESS OR IMPLED WARRANTY RELATING TO THE HEALTHEON SERVICE (EXCLUDING THE WARRANTIES SPECIFIED IN SECTION 12(b)) OR THE HEALTHEON SYSTEM SHALL BE LIMITED TO INVOCATION, AT HEALTHEON'S EXPENSE, OF THE ERROR CORRECTION PROCEDURES SET FORTH IN THOSE SECTIONS (E.G., CORRECTION OF HIGH PRIORITY ERRORS, REGENERATION OF LOST DATA, AND CORRECTION OF Y2K COMPLIANCE ISSUES), AND IN THE EVENT THE ERROR IS NOT CORRECTED WITHIN NINETY (90) DAYS, TERMINATION OF THIS AGREEMENT AND A PRO-RATA REFUND OF THE ONE-TIME START UP FEES STATED IN EXHIBIT A OF THIS AGREEMENT PRORATED BASED UPON A FIVE (5) YEAR STRAIGHT LINE DEPRECIATION METHOD. Healtheon may deduct from any such payment all other sums due Healtheon from NMS.

     13. Indemnification.

     (a) Intellectual Property Indemnification by Healtheon. Healtheon will, at its expense, defend or settle any claim, action or allegation brought against NMS by a third party, other than a NMS Account, that the System and/or Healtheon Service infringes any patent, copyright, trademark or trade secret or other intellectual property right of any third party excluding NMS Accounts, and will pay any final judgments awarded or settlements entered into, provided that NMS gives prompt written notice to Healtheon after it receives notice of such claim, action or allegation of infringement and gives Healtheon the authority to proceed as contemplated herein. The failure to gove such notice shall not affect NMS' indemnification rights hereunder unless the failure to prompt notice has materially and adversely affected Healtheon's ability to successfully defend against such claim, action or allegation. NMS may, at its own expense, participate in the defense of any such claim with counsel reasonably acceptable to Healtheon. However, Healtheon will have the exclusive right to control the defense of any such claim, action or allegation and make settlements thereof at its own discretion, and Distributor may not settle or compromise such claim, action or allegation, except with prior written consent of Healtheon. NMS will give such assistance and information as Healtheon may reasonably require to settle or oppose such claims, at Healtheon's expense.

In addition, Healtheon may, at its sole option and expense: (i) provide NMS and its Company Accounts access to a system and service which is functionally equivalent to the System and Healtheon Service, without additional charge; (ii) modify the System and/or the Healtheon Service to avoid the infringement; or
(iii) obtain a license for NMS to continue use of the Healtheon Service for the Term of this Agreement and pay for any additional fee required for such license. In the event that, in Healtheon's reasonable judgment, none of the foregoing options are feasible, Healtheon shall have the right to terminate this Agreement. [MOVED FROM BELOW

     (b). Limitations on Infringement Indemnities. Healtheon shall have no indemnity obligation for claims resulting from the Implementation Services performed by NMS which results or which is alleged to result from (i) development work performed by Healtheon in compliance with NMS' specifications where Healtheon's method of compliance has been compelled by the terms of NMS' specifications; (ii) NMS' use of the System and/or Healtheon Service in combination with any hardware or software not furnished by, authorized by, or generally approved by Healtheon hereunder or any modifications which have been made by Distributor; or (iii) for any claims which relate to any Third-Party Material or any other information or data which has been supplied by Distributor or its affiliates, including NMS Accounts and , End Users or which has been provided by any health plans and/or other Benefits Carriers, which is incorporated into the System and/or the Healtheon Service. In addition, Healtheon shall have no indemnity obligation for claims of infringement resulting from NMS' failure within a reasonable time frame to implement any replacement or modification of the System which conforms to the requirements of
Section 13(d) herein. Healtheon's obligations under this Section 13 are Healtheon's entire liability with respect to any third-party claim, action or allegation infringement of any patent, copyright, trade secret or other proprietary right by the System and/or Healtheon Service.

     (c). Indemnification by NMS. NMS agrees to indemnify and hold harmless and defend Healtheon and its suppliers from and against any and all claims, liabilities, losses, damages expenses and costs (including reasonable attorneys' fees and costs) arising out of, in connection with or relating to (i) Distributor's breach of any representation or warranty to a third party (including NMS Accounts) relating to the Healtheon Service or System; (ii) any use of the Healtheon Service by NMS Accounts or End Users (excluding patent and copyright infringement claims resulting from such use in accordance with Healtheon documentation); (iii) any data or information provided by NMS which was incorrect (excluding all such information provided to NMS by Healtheon) or was not delivered in a timely manner or which violates any rights of any third party or any claim based on NMS' noncompliance with any law, regulation or other government requirement (other than resulting from its noncompliance); (iv) the use of or the failure of NMS' proprietary benefits administration system, if applicable, in conjunction with the System and/or the Healtheon Service; (v) any modifications to the System or Healtheon Service which were requested by NMS and performed by Healtheon in accordance with NMS' specifications and/or any unauthorized modifications made by NMS to the Healtheon Service or System or the use of the Healtheon Service or System in combination with any hardware or software not authorized by Healtheon.

     (d) Method of Asserting Claims; Payment of Claims. As used herein, an "Indemnified Party" shall refer to a "Healtheon Indemnified Party" or a "NMS Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to control, contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute an indemnifiable loss), to participate in such contest and defense and to be represented by attorneys reasonably acceptable to Indemnifying Party of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. . If a party is entitled to indemnification hereunder, such party's costs and expenses that are reimbursable pursuant to this Section shall be promptly reimbursed by the Indemnifying Party following the receipt of notice with respect to such costs and expenses by the Indemnifying Party.

     14. Disclaimer; Limitation of Liabilities.

     (a). Limitation of Liabilities. TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY, OR FOR ANY CLAIM AGAINST A PARTY BY ANY THIRD PARTY, INCLUDING ANY NMS ACCOUNTS. In addition, in no event will Healtheon or any of its suppliers be liable for (i) any representation or warranty made to any third party by NMS or any agent of NMS; (ii) the failure of the Healtheon Service to perform except as, and solely to the extent, otherwise expressly provided herein; or (iii) the failure of the Healtheon Service to provide security; (iv) any use of the Healtheon Service or the related documentation or the results or information obtained or decisions made by End Users of the Healtheon Service; or (v) any claims based on or arising from Third-Party Data. Notwithstanding anything in this Agreement to the contrary, Healtheon's entire liability to NMS for damages concerning the performance or nonperformance by Healtheon or in any way related to the subject matter of this Agreement, and regardless of whether the claim for such damages is based in contract or tort, shall not exceed the amount received by Healtheon from NMS during the six (6) months immediately preceding the day the act or omission occurred that gave rise to the claim. Either party may obtain equitable or injunctive relief in addition to the other remedies available under this agreement.

     15. Dispute Resolution. Any disputes between the parties under this Agreement that cannot be resolved by direct negotiations between the parties shall be submitted to and determined by binding arbitration. The arbitration shall be conducted under the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator will be chosen from a panel of persons with knowledge of industry practices in the health care data information processing and admitted to practice law in at least one state. In connection with any arbitration hearings, the parties shall be entitled to submit written legal briefs for consideration by the arbitrator in accordance with a schedule to be negotiated by the parties or to be established by the arbitrator if the parties are unable to agree. The parties agree that the arbitrator may award any remedy consistent with the commercial arbitration rules; provided that the arbitrator will not have the authority to award any punitive, exemplary or other non-compensatory damages, or any penalties relating to any dispute arbitrated or litigated. The arbitrator may award reasonable attorneys' fees and costs to the prevailing party. The arbitration will be held in Santa Clara, California or any other mutually agreeable location. The parties will be entitled to discovery to the same extent provided for civil actions in the federal district court of the jurisdiction in which the arbitration is held. The parties agree to endeavor in good faith to select an arbitrator within (30) days after either party provides written notice to the other of its demand for arbitration and to endeavor in good faith to complete the arbitration within ninety (90) days following such notice. If the parties cannot mutually agree upon an arbitrator within such 30-day period, one will be selected in accordance with the rules of the AAA.

     16. Miscellaneous.

     (a). Entire Agreement. This Agreement, together with all appendices or other attachments referenced herein, constitutes the entire agreement between Healtheon and NMS regarding the subject matter of this Agreement and supersedes any memorandums of understanding, written proposals, terms sheets and any other oral discussions or agreements.

     (b). Severability. Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity of any other of its provisions.

     (c). Notices. Wherever under this Agreement one party is required or permitted to give notice to the other party, such notice shall be deemed given when delivered by hand, when telecopied or faxed and receipt confirmed, when sent by overnight courier service to the address set forth above, or on the third business day after mailing when mailed by United States Registered or Certified Mail, Return Receipt Requested, postage prepaid, and addressed attention: President with a copy attention: General Counsel. Either party hereto may from time to time change its address for notification purposes by giving the other party prior written notice of the new address and the date upon which such new address will become effective.

     (d). Insurance. During the Term of this Agreement, each party shall maintain, either through external insurance coverage or internal self insurance, such capability to bear the risks associated with the performance of this Agreement as is reasonable, prudent and advisable under the circumstances.

     (e). Assignment. This Agreement and the licenses granted hereunder are to NMS as a specific legal entity , and are not assignable by NMS, nor are the obligations imposed on NMS delegable without Healtheon's prior written consent. Any attempt to sublicense (except as expressly permitted herein) assign or transfer any of the rights, duties or obligations under this Agreement in derogation hereof by either party shall be null and void.

     (f). Amendment. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless mutually agreed to in a writing signed by both parties.

     (g). Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of California, without reference to conflict of laws principles.

     (h). Independent Contractors. The parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

     (i). Force Majeure. Either party shall be excused from any delay or failure in performance hereunder, except for the payment of monies, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, riots, war, actions or decrees of governmental bodies or communications line or power failures. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying the cause of the delay, provided that Healtheon shall exercise commercially reasonable efforts to resume the provision of the Healtheon Services and the availability of the System as quickly as is practicable under the circumstances.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.


       Healtheon Corporation                               NMS


By:  /s/ Rajesh Radhakrishnan           By:          /s/ Mike Bingham
   -------------------------------         ----------------------------------
   Name: Rajesh Radhakrishnan              Name:  Mike Bingham
         -------------------------                ---------------------------
   Title:                                  Title: Senior Vice President
         -------------------------                ---------------------------

                                    EXHIBIT A
                                    ---------

                           HEALTHEON SERVICES AND FEES


1.   Service Fees

The Service Fees described below in this part 1 constitute compensation for the distribution by Distributor, and the access and use, by any Company Account and its respective End Users, of the Healtheon Service, and specifically for the functionality described on Exhibits A-1 attached hereto (the "Core Benefits Administration Module" and "Data Distribution"), being all three components (the Web Employee Self-Service, Administrator and Data Distribution)

For the term of the contract, the Service Fee will be calculated:

* At $*** Per eligible Employee Per Year (PEPY) for eBenX Accounts that use the Healtheon Service for one a one-time open enrollment only use and
*    At $*** Per eligible Employee Per Year (PEPY) for all other eBenX Accounts


2.   Miscellaneous Fees (See Exhibit A-2)

The Miscellaneous Fees described below in this part 2 constitute compensation for any services to be provided by Healtheon in connection with the miscellaneous services described on Exhibit A-2 attached hereto.

       Implementation Services- as requested           $*** per hour
       Refresher Training                              $***
       Miscellaneous Technical Support                 $*** per hour

4.   Support Services (See Exhibit A-3)

The Support Services described on Exhibit A-3 attached hereto are included in the Service Fees.

5.   Travel & Other Expenses

In addition to the other fees provided in this Exhibit A, Distributor shall be responsible for Healtheon's travel and related expenses and other reasonable and customary out-of-pocket expenses, which are incurred by Healtheon personnel in performing any of the foregoing services.

*** Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibit 10.20 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   Exhibit A-1
                                   -----------

                 Core Benefit Administration Module Description


Healtheon provides a suite of Internet-based applications that are accessible by employees, human resource (HR) managers, external administrators and benefits providers. Release 3.1 of this service includes the following components:

BenefitCentral(TM)

Web Employee Self-Service
Self-service on-line benefits enrollment and administration that presents employees with a customized presentation of their personal benefits options with a decision-support environment to aid in their benefits selection. Employees go through a point-and-click process to enroll in their benefits. Employees can make yearly benefits selections during open enrollment, make benefits changes as the result of qualifying events and can review and update personal and benefit information as needed anytime during the benefit year. Benefits which can be supported include: medical plans, prescription drug plan, mental health/substance abuse plan, vision plan, dental plan, basic life, supplemental life, long term disability, short term disability, AD&D, 401 (k), employee savings and retirement accounts, vacation sell/purchase, dependent care flexible spending accounts, health care flexible spending accounts, group legal, long term care, and other benefits. Specific functional capabilities include:

On-line employee communications - including summary plan descriptions and benefit comparison charts for health care benefits

Personalized presentation - the presentation of benefit choices for each participant is specific to the benefits for which they are eligible, based on their unique dependent, demographic and employment information

Dynamic enrollment workflow - the workflow a participant is led through is based upon business rules and options associated with benefit plan, benefit provider and employer requirements as well as their unique situation of open enrollment/new hire/change enrollment

Real time calculations - eligibility rules and cost calculations are based on real-time evaluations of customized business rules

Personal information - entering and managing demographic and dependent information

Beneficiaries - choosing primary and contingent beneficiaries and itemizing percentages for different beneficiaries across benefits

Coordination of Benefits - supplying coordination of benefits information regarding other health policies that may cover the participant.

Administrator
An on-line application which provides access to perform the day-to-day activities required to effectively administer a benefits program. Some of the features of the Administrator are:

Data Maintenance - Ability to review and update personal, dependent, employment, benefits elections, and benefit plan data. This includes the capability to enter new hires directly into the system.
 .Multi Year Support - Ability to manage both current year and next year's enrollments and enrollment activities though one interface.
Improved Query Capabilities - Ability to perform quick and complex searches to support efficient and more flexible queries. Results of queries will remain available for repetitive references.
EventMonitor - Full control over the events, activities, and all associated parameters for each participant in an easy to use interface.
Viewing History - Ability to view person, employment, and election history at a specific point in time or on a sequential basis. To support this, effective dating has been added to the participants demographic and employment data.
Overrides - Multiple levels of overrides to manage different types of exception processing on a participant's enrollment records.
Approvals - Approval service for handling EOI, Student, HMO forms, and other back-office follow-up
Defaults Assignments - Ability for administrator to assign the default benefit elections to participant(s) if the participant(s) do not make elections through BenefitCentral(TM).

     Reporter (part of Administrator)
     An on-line application which allows administrators to select, configure, schedule, run, view, download, and print standard or custom reports. Some of the features of Reporter are:

     Configurability - Reports can be configured through parameters which allow users to broaden or minimize the scope of the data that is display on the report, thus retrieving data that better meet their needs.
     Scheduler - Once configured, reports can be scheduled to run once at a specific time, or on a repetitive basis.
     Internet Report Viewer - Viewing a report is through a viewer plug in that the user downloads for free from Healtheon. This viewer supports demand paging, pagination, searches, extracts, and printing.

Customizer (provided to Distributor only)
An on-line application which allows for the setup and definition of the end-user environment for online benefits enrollment. Customer supports the setup of company information, business rules, benefit plan details and presentation, including :

Benefit Packages - Ability to categorize benefit plans by benefit groups if necessary. For example, the benefits for union employees may be different than the benefits for non-union employees.
MultiYear Support - Ability to setup the next enrollment period rules independent of the current year rules. The Customizer can access through one interface, both the current year and the subsequent year's rules for easier setup and implementation.
Components - Ability to perform setup on components (i.e. rules, costs, events, assets, etc.) and subsequently map those components to the desired customized benefits. This allows components to be used across benefits.
Asset Management - Ability to consolidate graphics, text, marketing pages, etc.
     in one location for easy reference when creating the Web content for the overall presentation as well as the specific benefit presentation.
Rule Templates - The ability to create rules (i.e. eligibility rules) from a set of comprehensive rule templates which provide for point and click completion. This results in a more user friendly interface with less rules creation and more point and click functionality.

Cost Tables - Easier setup and maintenance of costs through new costs tables.
     These cost tables provide the ultimate flexibility in calculating a participant's specific cost.
Event Customization - Benefit related events are customizable with an option to allow each company to specify system behavior and the allowable options a participant has as a result of the determined event.
Standard and Default Benefits - Ability to customize the standard and default benefits that can be assigned by the administrator to the appropriate participants.
Effective Dating - Rules are effective dated to ensure the appropriate rule for the time is used for the transaction being processed.
Signoff - Provides the Customizer with a validation mechanism to ensure customization was performed accurately and consistently within predetermined boundaries.

                                   Exhibit A-2
                                   -----------

                             Miscellaneous Services

Implementation Services

For the stated hourly fee, Healtheon can assist Distributor in performing the Implementation Services including:

     Account set up customization

     Healtheon can provide optional account set up services which may include any activities related to customizing a Company Account on the Healtheon Service.

     Legacy Information Systems Integration

     Through a one-time set-up process that is a separate option for the Company Account, certain legacy information systems (LIS's) at the Company Account, such as human resources information systems (HRIS) or payroll systems, can transmit data to and receive data from the Healtheon Service. This file exchange process can allow data to be synchronized between the LIS and Healtheon. File exchange can be processed manually through the use of Healtheon's Administrator.

     Worksheet and report design

     Healtheon can provide optional consultation services to custom design the necessary End User benefit enrollment worksheet, confirmation report and other forms necessary for the enrollment process.



Refresher Training

For the stated flat rate fee, Healtheon will also provide a Refresher Training , which includes up to *** hours of additional/refresher training of the following processes:

Deployment
----------
     Project Planning
     Data Gathering
     Using the Healtheon Customizer
     Data Distribution
     Testing
Sales & Marketing
-----------------
     Target Market Definition
     Sales Strategies
     Client Qualification
     Presentation Materials
     Product Demonstrations
Administrative & Maintenance Processes
--------------------------------------
     Using the Healtheon Administrator
     Using the Healtheon Customizer

*** Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibit 10.20 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

The Refresher Training sessions will occur at locations to be mutually decided by the parties. No more than 8 of Distributor's personnel may attend such sessions.

Miscellaneous Technical Support
-------------------------------

Healtheon may perform, at additional cost based on time and material rates, the following additional services, in accordance with a mutually agreeable schedule:

* For the systems and data integration portion of a project, Healtheon can review implementation plans, schedules and provide general counseling and support while researching the nuances of the interface details.
* For Company Account setup, Healtheon can provide "sanity" checks on customization activities and help in implementing complex rules within the Healtheon environment.
* For the each end-to-end Company Account solution, Healtheon can provide a technical review of implementation.
* Perform QA "sanity" checks on customization modifications. Help with implementing complex rules within the Healtheon environment.
*    Aid Distributor in researching the nuances of the interface details.
* Provide support to designated Distributor personnel to confirm that access problems are within the employer's network or ISP connection. Aid in managing Company Account's ISP connection. Trace source of exact problem causing access problem potentially resident in desktop (e.g., inadequate memory), LAN (e.g., security proxy not set or packet loss), ISP connection. Develop trouble-shooting guides.
* Healtheon can provide marketing and pre-sales support in Company Account presentations for business development opportunities initiated by Distributor.
* For systems and data integration, Healtheon can provide project management of system and data integration activities.
* For Account Customization, Healtheon can provide analysis and processing of data to ensure consistency with coded rules. Turnkey customization projects, including dedicated personnel to perform analysis of requirements.
* Provision of technical assistance for data mapping and other generic SI issues.
*    Review interface changes to ensure proper overall data management.
*    Develop new custom reports not available in standard offering.
* Develop and manage billing system for Distributor to bill their Company Accounts.

                                   Exhibit A-3
                                   -----------

                          Support Services Description

Basic Technical Support:

2nd Tier Support to Distributor for systems and data integration, account customization, and all end-to-end Activities involved in deploying a Company Account solution. Maintain integration documentation, customization documentation, and requirements and implementation specifications.
Healtheon will provide 2nd tier Company Account support to Distributor. If
     Distributor cannot answer questions posed by Company Accounts, Healtheon will aid Distributor in deriving the answer. Distributor will then communicate the necessary resolution with the Company Account.
Resolve questions arising from initial training provided by Healtheon to
     Distributor personnel
Resolve questions regarding customization guidelines and tools. Move modified rules, logos or text from test area to production area. Maintain copies of customization documentation
Provide reports with detailed transaction statistics regarding data file transfers. Maintain copies of legacy interface documentation.
Provide 7x24 access support to ensure that the Healtheon Service is available and accessible from the Internet and operating properly.
Resolve questions associate with on-going enhancement/release. Receive and document requests for feature enhancements in future releases. Provide "key" Distributor personnel aid in their Healtheon account management (e.g., forgotten passwords, access privilege changes, etc.). Provide all necessary support and assistance in connection with any upgrades or System enhancements.
On a semi-annual basis or in conjunction with major releases, provide updated documentation and release implementation.

                                    EXHIBIT B

                                  SERVICE TERMS

     Company acknowledges that by subscribing to utilize the [System Name to Come] Service, Company has agreed to the following terms and conditions for the Term of the Company's subscription of the Service.

1. Proprietary Rights. Company acknowledges and agrees that the Administrator's vendor and/or the Administrator and/or their suppliers (and not the Company)(collectively, the "Providers"), own all right, title and interest in the System, the benefit enrollment and administration services included in the System (collectively, the "Service") and any invention or confidential or other information contained therein, including, but not limited to the software and any copyrighted material which resides on the System and/or the Services and all trademarks which pertain thereto (the "Intellectual Property"). Accordingly, Company hereby assigns and shall assign to the Providers, as appropriate, all right, title and interest it may have in and to the Intellectual Property and all inventions that may be embodied therein, and all copyrights, patent rights, trade secret rights, or other intellectual property rights therein. All right, title and interest in and to the Intellectual Property shall remain in the Providers. All such Intellectual Property is protected by copyright, trade secret, trademark and other intellectual property laws and treaties. Company may not reverse engineer, decompile, disassemble, modify in any way or create derivative works of the Intellectual Property.

2. Confidential Information. Company acknowledges that, in receiving the Service, Company may be exposed to or acquire information which is proprietary to or confidential to the Providers. Any and all such information in any form obtained by Company or its employees or agents shall be deemed to be confidential and proprietary information of the Providers, as appropriate. Company agrees to hold such information in strict confidence and to only permit use of such information by its employees and agents having a need to know in connection implementing the Service, and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such information to third parties or to use such information for any other purpose whatsoever. The confidentiality obligations of Company shall not extend to information that (i) is part of the public domain through a source other than Company; (ii) was known to Company as of the time of its disclosure; or (iii) is independently developed by Company. In the event that Company is required to disclose any of such information pursuant to court order, Company shall provide reasonable notice to the Administrator, prior to such disclosure and shall cooperate with Administrator to obtain protection from such disclosure.

3. Service Warranty. Company acknowledges that complex computer systems and software, such as the System, and on-line services such as the Service, are rarely free of defects, perform without interruption and provide complete security, and neither Administrator nor its vendor warrants the same. However, Administrator and its vendor do warrant that the Service shall function in conformance with the applicable specifications in all material respects and they shall promptly respond to "high priority errors" reported by Company to Administrator in accordance with the terms of the agreement between Administrator and its vendor.

4. Third Party Material. Company acknowledges and agrees that information which is provided to Company and its end users as part of the Service is provided by third parties, such as health plans, other benefit carriers and the Company (the "Third Party Material"), and that neither the Administrator nor its vendor has reviewed any such material for its accuracy or appropriateness and neither Administrator nor its vendor makes any representations or warranties of any nature whatsoever regarding any Third Party Material, nor assumes any liability of any kind with respect to any Third Party Material.

5. Company's Acknowledgment and Warranty. Company acknowledges that the information conveyed through the System and Service may constitute confidential or proprietary information of plan participants or other persons or entities, and Company agrees that it (and not Administrator or its vendor) is responsible at all times for obtaining all end user and any other legally or contractually required consents or permissions necessary or advisable to disclose, transmit, and process such information through the System and Service. Company represents and warrants that all information that it and, to the best of its knowledge, its end users provide through Company to be incorporated into the Service and stored on the System, and any consents required for such information, shall be in compliance with all applicable laws, rules and regulations and contractual obligations. Company acknowledges and agrees that Administrator and its vendor shall have the right to remove any material which is put on the Service or System which they reasonably believe infringes the rights of a third party or which in violation of any applicable law.

6. Disclaimer of Warranties and Limitation of Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER ADMINISTRATOR NOR ITS VENDOR MAKES ANY WARRANTY, EITHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO EITHER THE SYSTEM OR THE SERVICE AND ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER ADMINISTRATOR NOR ITS VENDOR SHALL BE LIABLE TO COMPANY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR SPECIAL OR ANY OTHER DAMAGES, INCLUDING LOST PROFITS OR LOST DATA, EVEN IF ADMINISTRATOR AND/OR ITS VENDOR HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. IN NO EVENT SHALL ADMINISTRATOR, ITS VENDOR, OR ANY OF THEIR RESPECTIVE SUPPLIERS BE HELD LIABLE FOR AMOUNTS IN EXCESS OF THE TOTAL AMOUNT OF CONSIDERATION WHICH VENDOR RECEIVED FROM ADMINISTRATOR DURING THE PREVIOUS SIX (6) MONTHS FOR THE SERVICES PROVIDED WHICH GAVE RISE TO SUCH CLAIM.

7. Intellectual Property Indemnification. (a) Administrator will cause its vendor, at its expense, to defend or settle any claim, action or allegation brought against Company that the System and/or Service infringes any patent, copyright, trademark or trade secret of any third party excluding Administrator and Company, and to pay any final judgments awarded or settlements entered into, provided that Company gives prompt written notice to Administrator within ten
(10) days after it receives notice of such claim, action or allegation of infringement and gives Administrator and its vendor the authority to proceed as contemplated herein. Company may, at its own expense, participate in the defense of any such claim with counsel reasonably acceptable to Administrator's vendor. However, Administrator's vendor will have the exclusive right to control the defense of any such claim, action or allegation and make settlements thereof at its own discretion, and Company may not settle or compromise such claim, action or allegation, except with prior written consent of Administrator's vendor. Company will give such assistance and information as Administrator or its vendor may reasonably require to settle or oppose such claims, at Administrator's expense.

(b). Limitations. Administrator's vendor shall have no idemnity obligation for claims resulting from any implementation services performed by Administrator. Neither Administrator nor its vendor shall have any indemnity obligation for claims resulting from or which results or which is alleged to result from (i) development work performed by them in compliance with Company's specifications where their method of compliance has been compelled by the terms of Company's specifications; (ii) Company's use of the System and/or Service in combination with any hardware or software not furnished by or authorized by Administrator hereunder or any modifications which have been made by Company; or (iii) for any claims which relate to any third-party material or any other information or data which has been supplied by Company, end users or which has been provided by any health plans and/or other benefit carriers, which is incorporated into the System and/or the Service. In addition, neither shall have any indemnity obligation for claims of infringement resulting or alleged to result from Company's failure within a reasonable time frame to implement any replacement or modification of the System which conforms to the requirements of paragraph 7(c) herein.

(c) Infringement Remedy. In the event of any infringement claim, action or allegation is brought or threatened by a third party other than Company, Administrator and its vendor may, at their sole option and expense: (i) provide Company access to a system and service which is functionally equivalent to the System and Service, without additional charge; (ii) modify the System and/or the Service to avoid the infringement; or (iii) obtain a license for Company to continue use of the Service for the term of this Agreement and pay for any additional fee required for such license. In the event that, in Administrator's reasonable judgment, none of the foregoing options are feasible, Administrator shall have the right to terminate this Agreement.

8. Source Code Restrictions. Company agrees not to copy, modify, translate, decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine source code from the System, the Service and the Intellectual Property pertaining thereto or to create any derivative works based upon the System, the Service and/or the Intellectual Property pertaining thereto, and agrees not to permit anyone under Company's control or to authorize anyone else to do so.

9. Third Party Beneficiary. Administrator's vendor of the Service is an express and intended third party beneficiary of any agreements between Company and Administrator relating to the System or Service.

[Insert Signature Block]

                                    EXHIBIT C
                                    ---------

                   CLARIFICATION OF COSTS AND RESPONSIBILITIES


The purpose of this Exhibit is to help clarify costs and responsibilities which may or may not have been explicitly stated in the body or other Exhibits of this Agreement.


Costs/Responsibility of Distributor
-----------------------------------

The Distributor is fully responsible for the following:
Integration of the Healtheon System with Distributor's legacy system Maintenance/support costs not specified as a deliverable

Providing Healtheon with reasonable access to Distributor personnel appropriate to support Healtheon's implementation, deployment and operation of the Service, which will include designating business and/or information systems staff members responsible for expediting and coordinating the project interactions with Healtheon.


Costs/Responsibility of Each Company Account
--------------------------------------------

Each Company Account is fully responsible for providing enrollment information to Healtheon. When the Company Account uses the Healtheon Service, the Company Account is also responsible for the following:
Providing the initial load of employee and enrollment information.
Providing information to enable the Distributor to customize the Healtheon
     Service including their benefits, plan descriptions, eligibility criteria, etc.
Providing Internet access to Members
Providing Healtheon and/or Distributor with reasonable access to information and Company Account personnel reasonably necessary or appropriate to support the implementation, deployment and operation of the Service, which will include designating business and/or information systems staff members responsible for expediting and coordinating the project interactions with Healtheon.
Integration of the Healtheon System with their own HRIS and/or payroll system, if desired
Communications to Employees on use, initiation and termination of System Providing front-line support to Company Account's end users of the Healtheon
     Service, unless designated by Company